Exhibit 99

FOR IMMEDIATE RELEASE OCTOBER 21, 2002

SYKES ENTERPRISES, INCORPORATED UPDATES INVESTORS ON 2002 RESULTS

• • • •	Third Quarter Operating Results Remain On Target Class Action Suit Settled in Third Quarter Cost Reduction Plan Implemented in Fourth Quarter Fourth Quarter Financial Guidance Updated

TAMPA, FL October 21, 2002 — Sykes Enterprises, Incorporated (“Sykes” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer management solutions and services, today announced that it is on track to meet the lower end of its target range for third quarter operating results, exclusive of a non-recurring charge related to a settlement it has reached with respect to the shareholder class action suits filed against the Company in 2000.

The settlement, which is subject to court approval, will result in a cash payment of approximately $30.0 million. Insurance amounts after payment of litigation expenses are expected to cover approximately $16.2 million of the settlement. The Company will record a non-recurring pre-tax charge of approximately $13.8 million for the uninsured portion of the settlement in the quarter ended September 30, 2002. On an after-tax basis, this charge is equal to approximately $9.1 million, or $0.23 per share.

For the three months ended September 30, 2002, the Company expects revenues in the range of $105 million to $110 million. Excluding the litigation settlement charge, the Company anticipates net income at the lower end of the previously reported range of $0.06 to $0.08 per share including the gain on the sale of the Company’s Bismarck center (or $0.03 to $0.05 per share excluding the gain).

Fourth Quarter Outlook

The Company is currently evaluating its global operations to assess the need to take further steps in response to changes in client business needs, the expiration of certain client programs, the continued weakness in the worldwide economy and the acceleration of business offshore. Contracts related to a technology client in the U.S. with approximate annual revenues of $11.0 million and a technology client in Europe with approximate annual revenues of $14.0 million will expire at the end of March 2003. The Company is re-evaluating its seat capacity both in the U.S. and European markets and anticipates closing several customer care centers to bring its capacity in-line with existing business, revised client forecasts and the near-term opportunities evident in the pipeline. The Company also plans to write-off certain assets that no longer fit client needs, the current business environment and the Company’s strategic focus. Related to these actions, the Company expects to record non-recurring pre-tax charges of approximately $19.0 million to $23.0 million (or $0.35 to $0.43 per share after-tax) during the fourth quarter of 2002. Approximately 50 percent of the total restructuring and other charges will be non-cash. The restructuring and other charges will primarily consist of the write-off of certain assets, lease terminations and severance costs.

The Company has also announced an update for its fourth quarter 2002 financial guidance. Excluding restructuring and other charges, the Company now expects revenues in the range of

$100 million to $110 million and a net loss in the range of $(0.04) to $(0.07) per share. For the full 2002 year, the Company therefore expects revenues in the range of $435 million to $450 million and earnings per share in the range of $0.11 to $0.16, excluding one-time items. This compares to $0.28 per share for the full 2001 year, excluding one-time items. The lowered financial guidance is the result of several factors including the sustained softness in the economy, continued delays in sales cycles and additional depreciation expense primarily related to the expiration of the technology client contracts referenced above. The Company will accelerate the depreciation principally related to a specialized technology platform utilized by the U.S. technology client, which will result in an additional depreciation expense of approximately $1.7 million in each of the fourth and first quarters.

John H. Sykes, Chief Executive Officer, stated, “While we have been successful in developing business with several new clients, many of whom are outsourcing for the first time, other areas of our business continue to be affected by the soft economy, changing business needs in prospective and existing clients as well as extended sales cycles. The delayed sales cycles are due, in part, to more sophisticated, global agreements as well as cautious decision making driven by the uncertainty of the economy and clients outsourcing for the first time. We also anticipated higher seasonal volumes customary to our fourth quarter, which we now do not expect to materialize based on the most recent forecasts of our technology and communications clients.”

“While we are disappointed with the lowered guidance, we remain confident about our business and we are pleased with our many successes in developing new business with leading Fortune 1000 companies. These relationships are building a foundation for growth in the future. Our offshore operations continue to expand with a new center opening in Bangalore, India and our financial position remains solid, providing Sykes with both support and flexibility during these tough and uncertain times,” concluded Mr. Sykes.

Conference Call

The Company will conduct a conference call regarding the content of this release today at 10:00 a.m. Eastern Time. Parties interested in participating in this call should dial (877) 430-1859 or (706) 679-6165 for international dialers five minutes before the scheduled time. A replay will be available from approximately 1:00 p.m. on October 21, 2002 through midnight on October 23, 2002 by dialing (800) 642-1687 or (706) 645-9291 for international dialers. The access code is 6126702. The conference call will also be carried live on the Internet. Instructions for listening to the call over the Internet will be available on the Investors page of Sykes’ website at www.sykes.com. A replay will be available at this location for two weeks.

About Sykes Enterprises, Incorporated

Sykes is a global leader in providing customer management solutions and services to external and internal customers of companies primarily in the technology/consumer, communications and financial services markets. Sykes specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on technical support and customer service. These services are delivered through multiple communication channels encompassing phone, e-mail, web, and chat. Sykes complements its customer support outsourcing services with technical staffing and fulfillment services – delivering solutions that are customized to meet each company’s unique customer management needs. Headquartered in Tampa, Florida, Sykes operates 43 customer support centers and four fulfillment centers with operations throughout the United States, Canada, Europe, Latin America, Asia and Africa. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including Sykes’ estimates of future business outlook, prospects or financial results, statements regarding Sykes’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that Sykes’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for Sykes’ products and services, (ii) variations in the terms and the elements of services offered under Sykes’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing Sykes’ bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new technical and customer support centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss or addition of significant clients, (x) risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in business conditions and the economy, (xiii) Sykes’ ability to attract and retain key management personnel, (xiv) Sykes’ ability to continue the growth of its support service revenues through additional technical and customer service centers, (xv) Sykes’ ability to further penetrate into vertically integrated markets, (xvi) Sykes’ ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) Sykes’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of pending class action lawsuits, (xix) Sykes’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services; and (xx) other risk factors listed from time to time in Sykes’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and Sykes undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Kristin L. Wiemer
Director, Investor Relations
(813) 233-7143
kristin.wiemer@sykes.com

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